Exhibit 99.1

Banc of California Announces Participation at Upcoming November Investor Conferences

SANTA ANA, Calif., (November 1, 2018) – Banc of California, Inc. (NYSE: BANC) today announced that Doug Bowers, President and Chief Executive Officer and John Bogler, Chief Financial Officer, will be participating at upcoming November investor conferences as follows:

On November 6, Banc of California will be meeting with investors at the Bank of America Merrill Lynch’s Future of Financials 2018 Conference to be held at the St. Regis Hotel in New York, NY.

On November 8, Banc of California will be meeting with investors at the Piper Jaffray Western Bank Symposium to be held at The Resort at Pelican Hill in Newport Beach, CA.

On November 14, Banc of California will be meeting with investors at Keefe, Bruyette & Woods’s West Coast Field Trip to be held at the Langham Hotel in Pasadena, CA.

Conference participation is by invitation only and registration is mandatory. For more information on the conference or to schedule a one-on-one meeting, please contact a Bank of America Merrill Lynch, Piper Jaffray or Keefe, Bruyette & Woods representative.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) provides comprehensive banking services to California’s diverse businesses, entrepreneurs and communities. Banc of California operates 34 offices in California.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

  Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Abernathy MacGregor
John A. Bogler, (949) 236-5400	Ian Campbell / James Bourne / Sarah Dhanaphatana, (213) 630-6550 idc@abmac.com / jab@abmac.com / skd@abmac.com

3 MacArthur Place ● Santa Ana, CA 92707 ● (949) 236-5250 ● www.bancofcal.com